SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 21, 2000
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                         CYBERSTAR COMPUTER CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

                                    MINNESOTA
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                 (State or Other Jurisdiction of Incorporation)

                 000-27225                                41-1427445
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         (Commission File Number)              (IRS Employer Identification No.)

6825 SHADY OAK ROAD, EDEN PRAIRIE, MINNESOTA                55344
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  (Address of Principal Executive Offices)                (Zip Code)

Registrant's Telephone Number, Including Area Code       952-943-1598
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.           Acquisition or Disposition of Assets.

         On April 1, 2000 CyberStar entered into a Stock Exchange Agreement (the "Agreement") with the shareholders of International Trade Center, Inc. ("ITC"), a global distributor of computer and computer related accessories, to acquire all of the issued and outstanding stock of ITC. All of the conditions required to close the transaction were completed June 21, 2000 and on that date CyberStar acquired all of the issued and outstanding stock of ITC.

         Under the terms of the Agreement, at closing, CyberStar issued shares of CyberStar common stock in exchange for the stock of ITC. The shareholders of ITC received an aggregate 9,576 shares of CyberStar common stock. The four shareholders of ITC were also each granted options to purchase 25,000 shares of CyberStar common stock at $1.75 per share. The options become exercisable five years after their issuance and may become exercisable three years after their issuance, if certain performance criteria are met.

         The consideration was determined through arm's-length negotiations between CyberStar and the shareholders of ITC. Prior to this transaction, there was no relationship between CyberStar and ITC or its shareholders except that Jonathan J. Bumba was employed by CyberStar effective January 1, 2000 and in October 1999 CyberStar entered into a sales and marketing agreement with ITC. As part of this agreement, the sales representatives of ITC had the opportunity to earn a maximum of 100,000 warrants to purchase shares of CyberStar stock, once certain gross profit targets are met. No targets were met; thus no warrants were granted. Any warrants earned under the sales and marketing agreement were cancelled by the Agreement.

         All of the shareholders of ITC are now employees of CyberStar.

Item 5.           Other Events

         Effective July 5, 2000 the Company announced that Jonathan J. Bumba has been elected President and Chief Executive Officer. Mr. Bumba joined CyberStar January 1, 2000. Prior to joining CyberStar, Mr. Bumba served as President and CEO of ITC since January 1999. Mr. Bumba has also held several management positions in the computer reseller channel, including Director of Sales for Creative Computers/Idea Mall from 1996 to 1998. From 1995 to 1996 Mr. Bumba was an account executive with CDW Computer Centers.

Item 7.           Financial Statements and Exhibits

         (a) Financial Statements. The Company is analyzing whether it is required to file financial statements for ITC under Item 7 of Form 8-K. If the Company determines that such filings are required, it will do so within the period provided for under
                  Item 7 (a) (4) of Form 8-K.

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         (b)      Pro Forma Financial Information. The Company is analyzing
                  whether it is required to file pro forma financial information for ITC under Item 7 of Form 8-K. If the Company determines such filings are required, it will do so within the period provided for under Item 7 (a) (4) of Form 8-K.

         (c)      Exhibits

                  2.1 Stock Exchange Agreement among the Shareholders of ITC and CyberStar Computer Corporation as of April 1, 2000.

                  2.2 Form of Option Agreement for each of the four shareholders of ITC.

                  99 Press Release dated June 21, 2000 announcing acquisition of ITC.

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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   CYBERSTAR COMPUTER CORPORATION


                                   /s/ Jonathan Bumba
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                                   By Jonathan Bumba
                                   Its President and Chief Executive Officer
Date: July 6, 2000